UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610)240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol	Name of Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Transaction Support Agreement

On December 9, 2024, Trinseo PLC (the “Company”), and certain of its direct and indirect subsidiaries (collectively, the “Trinseo Parties”) entered into a transaction support agreement (together with all exhibits, annexes and schedules thereto, the “Transaction Support Agreement”) with (i)  certain holders of the 5.125% senior notes due 2029 (the “2029 Notes”) originally issued by Trinseo Materials Operating S.C.A. and Trinseo Materials Finance, Inc. (“Finance Inc.”), each indirect wholly owned subsidiaries of the Company (the “Existing Issuers”), which collectively held, as of the date of the Transaction Support Agreement, approximately $330 million (74%) aggregate principal amount of the outstanding 2029 Notes (the “Supporting 2029 Noteholders”); (ii) certain holders of the Existing Issuers’ 5.375% senior notes due 2025 (the “2025 Notes”), which collectively held, as of the date of the Transaction Support Agreement, approximately $88 million (76%) aggregate principal amount of the outstanding 2025 Notes (together with the Supporting 2029 Noteholders, the “Supporting Holders”); and (iii) certain lenders under the credit agreement, dated as of September 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified, the “OpCo Credit Agreement”) and the credit agreement dated September 8, 2023 (as amended, the “2028 Refinance Credit Agreement”), which collectively held, as of the date of the Transaction Support Agreement, approximately $1,315 million (64%) of the outstanding loans and commitments pursuant to the OpCo Credit Agreement and approximately $893 million (82%) of the outstanding loans and commitments pursuant to the 2028 Refinance Credit Agreement (the “Supporting Creditors” and, together with the Supporting Holders and the Trinseo Parties, the “TSA Parties”). Pursuant to the terms of the Transaction Support Agreement, the Supporting Holders and the Supporting Creditors have agreed to support a series of transactions (the “Transactions”) to be commenced by the Trinseo Parties whereby, the Trinseo Parties will, among other things, (i) incur a new $115 million incremental term loan under the 2028 Refinance Credit Agreement, (ii) obtain a new $300 million super priority revolving credit facility, (iii) terminate the revolving credit facility under the OpCo Credit Agreement, (iv) issue the New 2L Notes (as defined herein) in exchange for the 2029 Notes of holders who elect to tender their outstanding 2029 Notes in the exchange, (v) redeem all outstanding 2025 Notes, (vi) designate certain subsidiaries as unrestricted subsidiaries under the OpCo Credit Agreement and indenture in respect of the 2029 Notes (the “2029 Indenture”) and (vii) facilitate two new intercompany incremental term loan tranches under the OpCo Credit Agreement.

The TSA Parties have agreed, among other things, to support and take all commercially reasonable actions reasonably necessary to facilitate the implementation of the Transactions within the time outlined in the Transaction Support Agreement and to vote and exercise any powers or rights available to them, in each case in favor of any matter requiring approval to the extent necessary to implement the Transactions.

The Trinseo Parties may terminate the Transaction Support Agreement upon the occurrence (or continuation) of certain events, including: (a) the failure of any of the Supporting 2029 Noteholders to timely tender all their 2029 Notes in the Exchange Offer (as defined below) resulting in a condition to the Exchange Offer not being met; (b) the Supporting Creditors or Supporting Holders, as applicable, collectively no longer own, control, or constitute (i) the “Required Lenders” under and as defined in the 2028 Refinance Credit Agreement, (ii) the “Required Lenders” under and as defined in the OpCo Credit Agreement, (iii) a majority in principal amount of the 2025 Notes under the indenture governing the 2025 Notes or (iv) a majority in principal amount of the 2029 Notes under the 2029 Indenture; (c)  certain failures to perform and material breaches by the Supporting Holders or the Supporting Creditors; and (d)  the closing date under the Transaction Support Agreement not occurring on or before February 15, 2025. The TSA Parties other than the Trinseo Parties may terminate the Transaction Support Agreement upon the occurrence (or continuation) of certain events, including: (a) certain material breaches by the Trinseo Parties; (b) a failure of the Trinseo Parties to conduct the Exchange Offer on terms and timing consistent with those set out in the Transaction Support Agreement; (c) the closing date under the Transaction Support Agreement not occurring on or before February 15, 2025.

The Transaction Support Agreement also contains certain customary representations, warranties and other agreements by the parties thereto. Closing of certain of the Transactions pursuant to the Transaction Support Agreement are subject to, and conditioned upon, closing of all of the other Transactions, as well as other customary conditions.

The representations, warranties and covenants of each party set forth in the Transaction Support Agreement have been made only for purposes of, and were and are solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties thereto, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties thereto that differ from those applicable to investors. In addition, certain representations and warranties were made only as of the date of the Transaction Support Agreement, as applicable, or such other date as is specified therein. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Support Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the Transaction Support Agreement will be filed as an exhibit to a subsequent Company filing only to provide investors with information regarding the terms of the Transaction Support Agreement, and not to provide investors with any other factual information regarding the parties thereto, their respective affiliates or their respective businesses.

The Transactions, include, without limitation, those transactions set out below, each on the terms and subject to the conditions set out in the Transaction Support Agreement.

LuxCo Merger Transactions

Trinseo Materials Operating S.C.A., one of the Existing Issuers of the 2029 Notes and 2025 Notes, will merge with and into Trinseo Holding S.à r.l. (“Trinseo Holdings”), a Luxembourg private limited liability company and indirect wholly owned subsidiary of the Company (the “LuxCo Merger”). Pursuant to the Transaction Support Agreement, the Supporting Holders and Supporting Creditors have consented to, and provided the necessary waivers under the applicable indentures and credit agreements for, the LuxCo Merger and related transactions.

Exchange Offer and Consent Solicitation

Pursuant to the terms of the Transaction Support Agreement, Trinseo Luxco Finance SPV S.à r.l. (“Finance SPV”) and Trinseo NA Finance SPV LLC, each indirect wholly owned subsidiaries of the Company (together, the “New Issuers”) agreed to commence an exchange offer to eligible holders of the 2029 Notes to exchange any and all of their 2029 Notes in exchange for new 7.625% Second Lien Senior Secured Notes due 2029 (the “New 2L Notes”) to be issued by the New Issuers (the “Exchange Offer”), upon the terms and conditions to be set forth in a confidential offering memorandum and consent solicitation statement to be delivered to registered holders of the 2029 Notes (the “Offering Memorandum”). In conjunction with the Exchange Offer, and on the terms and subject to the conditions set forth in the Offering Memorandum, the Existing Issuers will also solicit consents (the “Consent Solicitation”) from registered holders of 2029 Notes to certain proposed amendments to the 2029 Indenture, which would, among other things, eliminate substantially all of the restrictive covenants and certain events of default contained in the 2029 Indenture Notes and release the existing subsidiary guarantees of the 2029 Notes.

Subject to the terms and conditions of Transaction Support Agreement, the Supporting 2029 Noteholders have agreed to tender in the Exchange Offer their 2029 Notes in exchange for New 2L Notes and to deliver their consents in the Consent Solicitation.

The Company expects to commence the Exchange Offer and Consent Solicitation on or around December 13, 2024.

Redemption of 2025 Senior Notes

Pursuant to the terms of the Transaction Support Agreement, the Company agreed to cause the redemption of all of outstanding 2025 Notes at a redemption price equal to the outstanding principal thereof and accrued but unpaid interest thereon to, but excluding, the redemption date.

Proposed OpCo Super-Priority Revolver Facility and OpCo Super-Priority Intercreditor Agreement

On or around, and subject to the occurrence of, the closing of the Exchange Offer, the Supporting Creditors under the existing $375.0 million revolving credit facility pursuant to the OpCo Credit Agreement will provide a new super priority revolver facility (the “Proposed OpCo Super-Priority Revolver Facility”), in an initial aggregate principal committed amount of $300 million, which shall be senior in right of payment and lien priority to the claims and liens securing the obligations under the OpCo Credit Agreement, pursuant to a new intercreditor agreement. The Trinseo Parties will terminate revolving commitments under the existing OpCo Credit Agreement.

OpCo Credit Agreement Amendment

On or around, and subject to the occurrence of, the closing of the Exchange Offer, an amendment to the OpCo Credit Agreement will be executed, which will, among other things:

●	Permit the designation of Aristech Surfaces LLC (“Aristech”) and Altuglas LLC (“Altuglas”) as “unrestricted subsidiaries” under the OpCo Credit Agreement.

●	Facilitate two new intercompany incremental term loan tranches (the “New Intercompany Loans”) from Finance SPV, as lender, to Trinseo Holdings and Finance Inc., as co-borrowers, with: (a) the first tranche of incremental term loans in an amount equal to $115 million (“Tranche A Loans”), and (b) the second tranche of incremental term loans in an amount equal to the face amount of New 2L Notes to be issued pursuant to the Exchange Offer and New 2L Notes Indenture (“Tranche B Loans” and, together with the Tranche A Loans, the “New Intercompany Loans”). The New Intercompany Loans will rank pari passu in right of payment and lien priority with the 2021 Term Loans (as defined in the OpCo Credit Agreement) and 2023 Term Loans (as defined in the OpCo Credit Agreement) and junior to the Proposed OpCo Super-Priority Revolver Facility. The Tranche A Loans will be used to redeem the 2025 Notes and the Tranche B Loans will be issued in exchange for the transfer of the 2029 Notes purchased by the New Issuers in the Exchange Offer.

●	Permit the Proposed OpCo Super-Priority Revolver Facility.

●	Permit the removal of the cap on the Limited Guaranty (as defined in the 2028 Refinance Credit Agreement).

Proposed 2028 Refinance Credit Agreement Amendment

On or around, and subject to the occurrence of, the closing of the Exchange Offer, an amendment to the 2028 Refinance Credit Agreement will be executed, which will, among other things:

●	Facilitate the issuance and permit the incurrence of the New 2L Notes and entry into the indenture governing the New 2L Notes, to be secured on a junior basis by the same collateral package as the 2028 Refinance Credit Agreement and 2028 Refinance Term Loan Facility.

●	Permit the incurrence of the OpCo Super-Priority Revolving Facility.

●	Add Aristech and Altuglas as guarantors under the 2028 Refinance Credit Agreement.

The foregoing description of the Transaction Support Agreement and the Transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Transaction Support Agreement, a copy of which will be filed as an exhibit to a subsequent Company filing.

The information contained herein is for informational purposes only and is not intended to and does not constitute an offer to sell, buy or subscribe for any securities or otherwise, nor shall there be any sale, issuance, or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Item 7.01	Regulation FD Disclosure.

On December 10, 2024, the Existing Issuers submitted a notice of conditional redemption of the Existing Issuers’ 2025 Notes issued pursuant to that certain Indenture dated as of August 29, 2017, as supplemented, by and among the Issuers, the guarantors from time to time party thereto and The Bank of New York Mellon, as trustee, notifying holders that the Existing Issuers have elected to redeem, on January 16, 2025, the entire $115,000,000 aggregate principal amount of the 2025 Notes currently outstanding. The Redemption is conditioned on the funding of the transactions set forth in the Transaction Support Agreement on or before January 16, 2025 (the “Redemption”). This condition may be waived by the Existing Issuers in their sole discretion. In addition, the date of redemption may, in the Existing Issuers’ discretion, be delayed until such time as the foregoing condition is satisfied or waived. The redemption price with respect to the 2025 Notes to be redeemed pursuant to the Redemption will be equal to 100.000% of the aggregate principal amount of such 2025 Notes, plus accrued and unpaid interest to the date of redemption.

On December 10, 2024, the Company also issued a press release announcing the signing of the Transaction Support Agreement, a copy of which is furnished as Exhibit 99.1 hereto.

The Company is also furnishing an investor presentation that was prepared in connection with the Transactions described herein, a copy of which is furnished as Exhibit 99.2 hereto (the “Disclosure Information”). The Disclosure Information was provided to certain of the TSA Parties for the sole purpose of facilitating discussions with respect to the Transaction Support Agreement and should not be relied upon as guidance. Actual results may differ materially from the furnished Disclosure Information.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filings. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Cautionary Note on Financial Projections and Other Information

The Disclosure Information was not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The Disclosure Information does not purport to present the Company’s or any of the Company’s direct or indirect subsidiaries’ financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the Disclosure Information and, accordingly, do not express an opinion or any other form of assurance with respect to such information. The inclusion of the Disclosure Information should not be regarded as an indication that the Company or its affiliates or representatives consider such information to be a reliable prediction of future events, and such information should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the Company’s future performance compared to the Disclosure Information, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the Disclosure Information was made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Cautionary Note on Forward-Looking Statements

This Current Report contains forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” “estimate,” “see,” “outlook,” “will,” “may,” “might,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Examples of forward-looking statements include, without limitation, statements concerning our ability to consummate the proposed Transactions, including the Exchange Offer and the Consent Solicitation, the timing of the proposed Transactions and other statements which are not statements of historical facts. Forward-looking statements reflect management’s evaluation of information currently available and are based on the Company’s current expectations and assumptions regarding its business, the economy, its current indebtedness, accessibility of debt markets, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Specific factors that may cause future results to differ from those expressed by the forward-looking statements, or otherwise impact performance or other predictions of future actions have, in many but not all cases, been identified in connection with specific forward-looking statements. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction Support Agreement; the effect of the announcement of the Transactions on the Company’s ability to operate its business and retain and hire key personnel and to maintain favorable business relationships; the timing of the proposed Transactions; the ability to satisfy closing conditions to the completion of the proposed Transactions; the Company’s ability to achieve the anticipated benefits from the proposed Transactions; other risks related to the completion of the proposed Transactions and actions related thereto; our ability to successfully implement proposed restructuring initiatives, including the closure of certain plants and product lines, and to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; the timing of, and our ability to complete, a sale of our interest in Americas Styrenics; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; increased energy costs; compliance with laws and regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; conditions in the global economy and capital markets; our current and future levels of indebtedness and our ability to service, repay or refinance our indebtedness; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations and achieve our forecasted cash flows; and those discussed in our Annual Report on Form 10-K filed with the SEC on February 23, 2024, under Part I, Item 1A - Risk Factors, our Quarterly Report on Form 10-Q filed with the SEC on November 7, 2024 and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, the Company’s actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release, dated December 10, 2024.
99.2	Investor Presentation, dated December 10, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

Date: December 10, 2024